Exhibit 10.4

April 23 2014

RE:	Closing Statement in connection with the Note Purchase Agreement between Omagine Inc. (“Company”) and YA Global Master SPV, Ltd. (“Investor”).

This letter shall constitute the Closing Statement agreed upon between the Company and the Investor regarding various payments and transfers to be made by the parties in connection with Note Purchase Agreement dated April 22, 2014 (“Subscription Agreement”).

The parties hereby agree that the Investor shall make the payments and transfers set forth below in accordance with the wire instructions to the account of each recipient as set forth on Schedule A attached hereto (or otherwise provided to the Investor):

Gross Proceeds to be paid to the Company:	$500,000.00

Less:
Commitment Fee to be paid to the Investor (or its designee):	$(39,000.00)
Pre-Paid Interest (April 23, 2014 through April 30, 2014)	$(1,095.89)
Repayment of balance of July 19, 2013 Note to the Investor:	$(110,680.35)

Net Proceeds to the Company:	$349,223.76

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Omagine Inc.

By:/s/ Charles P. Kuczynski
Name: Charles P. Kuczynski
Title: Vice President

YA Global Master SPV, Ltd.
By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Managing Member

SCHEDULE A
ACCOUNT INSTRUCTIONS

Omagine Inc.
Omagine, Inc. Account Number 610-98230-3 HSBC Bank ABA # 021001088 Swift ID: MRMDUS33 Fifth Avenue Branch 452 Fifth Avenue New York, N.Y. 10118 Bank Contact: Kevin O’Dea Telephone: 212-525-4094

YA Global Master SPV Ltd and related

Instructions on file.

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